UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 26, 2006
Date of Report (Date of earliest event reported)

TEXADA VENTURES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51563	98-0431245
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

977 Keith Road
North Vancouver, BC	V7T 1M6
(Address of principal executive offices)	(Zip Code)

(604) 816-2555
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes In Control Of Registrant

Marc Branson, the majority shareholder, President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and a Director of Texada Ventures Inc. (the “Company”), entered into a Share Purchase Agreement (the "Share Purchase Agreement") with Dr. John Veltheer dated effective September 25, 2006.

The Share Purchase Agreement contemplates that, in consideration of $9,000 US, Mr. Branson will transfer to Dr. Veltheer all of his shares of common stock of the Company, being 6,000,000 shares of Common Stock, representing 49% of the current issued and outstanding shares of common stock of the Company.

Pursuant to the terms of the Share Purchase Agreement, Mr. Branson has resigned as the Company’s President, Secretary, Treasurer, Chief Executive Officer and Chief Financial Officer and Dr. Veltheer has been appointed in those positions in his place.

As a condition to the closing of the Share Purchase Agreement, Mr. Branson will appoint Dr. Veltheer as a member of the Company's board of directors, and then tender his own resignation from the board of directors.

The resignation of Mr. Branson and Dr. Veltheer’s appointment as a director will not be effective until at least ten (10) days have passed after an Information Statement is mailed or delivered to all of the Company’s stockholders in compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended and Rule 14f-1 thereunder.

Item 5.02 Departures Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.

Concurrent with the execution of the Share Purchase Agreement, Marc Branson has resigned as the President, Secretary, Treasurer, Chief Executive Officer and Chief Financial Officer of the Company. Dr. John Veltheer was appointed the President, Secretary, Treasurer, Chief Executive Officer and Chief Financial Officer in his place.

There was no disagreement between Mr. Branson and the Company regarding any matter relating to the Company’s operations, policies or practices.

Dr. Veltheer has had experience at the executive level of a number of public and private companies over the past nine years, including both established businesses and start-up ventures. He is also familiar with regulatory compliance and corporate governance requirements imposed by the United States Securities and Exchange Commission (the “SEC”). From 1999 to 2000, Dr. Veltheer was president and director of SUMmedia.com Inc. (OTCBB: ISUM), a US reporting company, where, in addition to significant fundraising, he oversaw the running of one of the Internet’s first eCoupon portals. From 2002 to 2003, Dr. Veltheer was the president and a director of Rapidtron, Inc. (OTCBB:RPDT), a US reporting company and a leading provider of Radio Frequency Smart access control and ticketing/membership systems, where he was responsible for SEC compliance and corporate governance. From 2003 to 2005, Dr. Veltheer was vice-president, business development and later chief operating officer and director of House of Brussels Chocolates, Inc. (OTCBB:HBSL), a US reporting company whose primary business is gourmet chocolate wholesaling. From 2005 to September 2006, Dr. Veltheer was president and director of

SES Solar Inc. (OTCBB:SESI), a US reporting company, where he managed a business combination with a Swiss Solar Energy concern and associated fundraising. Dr. Veltheer remains a director of SES Solar Inc. Dr. Veltheer is currently the chief executive officer, secretary, treasurer and a director of Vecten Corporation, a startup private equity fund. Dr. Veltheer continues to serve as the president and a director of Iridium Capital Inc., a private Canadian company that provides its clients with start-up consulting services.

Dr. Veltheer received his B.Sc. Chemistry (Honours) from Queen’s University in 1988 and his Ph.D. (Chemistry) from the University of British Columbia in 1993.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements And Exhibits.

(c)	Exhibits

99.1	Share Purchase Agreement dated September 25, 2006 between Marc Branson and John Veltheer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXADA VENTURES INC.

Date: September 28, 2006
	By:	/s/ John Veltheer
JOHN VELTHEER
Chief Executive Officer, Chief Financial Officer
President, Secretary and Treasurer